Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

BARK, Inc.
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	61,593,210(2)	$2.54(4)	$156,446,753.40	.0000927	$14,502.62
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of warrants	457(g)	4,558,000(3)	$11.50(5)	$52,417,000.00	.0000927	$4,859.06
Total Offering Amounts						$208,863,753.40		$19,361.68
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$19,361.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become is issuable as a result of any anti-dilution provision, stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Consists of 61,593,210 shares of the Registrant’s common stock beneficially owned by certain selling stockholders. These shares are being registered for resale on this Registration Statement on Form S-3.
(3)	Consists of 4,558,000 shares of registrant’s common stock issuable upon the exercise of common stock warrants. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement on Form S-3.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of the registrant’s Common Stock as reported on the New York Stock Exchange on August 16, 2022.
(5)	Based upon the $11.50 exercise price of the warrants.